Exhibit 99.1

New Data at ASH21 and Published in NEJM Further Demonstrate beti-cel as a Potentially Curative One-Time Gene Therapy for β-thalassemia in Patients Who Require Regular Transfusions Through the Achievement of Durable Transfusion Independence and Normal or Near-Normal Adult Hemoglobin Levels

Oral presentation featured in the ASH press program includes long-term data through August 2021 in patients who achieved transfusion independence (TI) (n=46) and remain transfusion-free through up to seven years of follow-up beti-cel stabilized iron markers in patients who achieved TI and were able to stop iron chelation (n=20/34), with markers of iron management improving toward normal

Adult, adolescent and pediatric patients experienced early and sustained improvement in health-related quality-of-life measures from baseline across Phase 3 studies

CAMBRIDGE, Mass.— (BUSINESS WIRE) — December 11, 2021—bluebird bio, Inc. (Nasdaq: BLUE) today presented new results for betibeglogene autotemcel (beti-cel), a deeply studied investigational gene therapy, that demonstrate adult and pediatric patients living with β-thalassemia (beta-thal) who require regular red blood cell (RBC) transfusions can produce normal or near-normal levels of total hemoglobin and continue to remain transfusion-free, and achieve stable iron markers, through up to seven years of follow-up (n=3). These findings further support beti-cel as a potentially curative one-time treatment option that addresses the underlying genetic cause of beta-thal and mitigates the burdens associated with the practical management of the disease. The data were highlighted in the press program and will be delivered in an oral presentation at the 63rd American Society of Hematology (ASH) Annual Meeting and Exposition, taking place December 11-14, 2021, at the Georgia World Congress Center in Atlanta and virtually. Data from the pivotal HGB-207 Northstar-2 study were also simultaneously published in an original article in The New England Journal of Medicine (NEJM) titled, “Betibeglogene Autotemcel Gene Therapy for Non-β0/β0 Genotype β-Thalassemia.”

“It is encouraging to see the results presented at ASH today showing that beti-cel is potentially curative for patients with β-thalassemia who require regular red blood cell transfusions, and which build on the strong evidence collected over seven years in this clinical program,” said Alexis A. Thompson, MD, MPH, Hematology Section Head, Ann & Robert H. Lurie Children’s Hospital of Chicago. “beti-cel enables the production of healthy adult hemoglobin, which may offer patients freedom from lifelong red blood cell transfusions. Restoring iron homeostasis is also crucial to any person’s journey with beta-thal, as iron overload can result from transfusions, as well as increased intestinal iron absorption due to ineffective red blood cell production. The majority of patients treated with beti-cel who achieved transfusion independence were able to stop iron chelation (or removal), and stabilization of iron markers was sustained even after chelation was discontinued.”

Transfusion-dependent beta-thal is a severe genetic disease caused by mutations in the β-globin gene, which may cause significantly reduced or absent adult hemoglobin (Hb) production. This can result in severe anemia and lifelong dependence on RBC transfusions, a lengthy process that patients typically undergo every 3-4 weeks. Despite advances in treatment and improved transfusion techniques, transfusions only temporarily address symptoms of anemia and people with beta-thal who require regular transfusions have an increased risk for morbidity and mortality due to treatment- and disease-related iron overload and its complications.

beti-cel is a one-time gene therapy that adds functional copies of a modified form of the β-globin gene (βA-T87Q-globin gene) into a patient’s own hematopoietic (blood) stem cells (HSCs). Once patients have the βA-T87Q-globin gene, the HSCs have the potential to produce gene therapy-derived adult Hb (HbAT87Q) at levels that can eliminate the need for transfusions. In studies of beti-cel, transfusion independence is defined as no longer needing RBC transfusions for at least 12 months while maintaining a weighted average Hb of at least 9 g/dL.

“These important new data build on a robust body of clinical evidence to reinforce the curative potential of beti-cel for patients and families living with β-thalassemia, a disease for which treatment advances are urgently needed,” said Richard Colvin, MD, PhD, chief medical officer, bluebird bio. “Beti-cel addresses the underlying genetic cause of beta-thal in patients who require regular transfusions, enabling the stable production of adult hemoglobin and demonstrating sustained improvement in clinical outcomes through the longest available follow-up in the field. The robust, long-term clinical data in the beti-cel development program enable us to observe the truly transformative difference in people’s lives that transfusion independence provides.”

As of the data cut-off of August 18, 2021, a total of 63 pediatric, adolescent and adult patients, including 20 patients with at least five years of follow-up, 11 with at least six years and three with up to seven years across β0/β0 and non-β0/β0 genotypes, have been treated with beti-cel in the Phase 1/2 HGB-204 (Northstar) and HGB-205 studies and the Phase 3 HGB-207 (Northstar-2) and HGB-212 (Northstar-3) studies. Data from bluebird bio’s Phase 1/2 and Phase 3 clinical studies represent more than 240 patient-years of experience with beti-cel and the longest available follow-up data in beta-thal patients requiring regular RBC transfusions treated with one-time gene therapy.

“In the analysis published in NEJM, 91% of patients, including six of seven patients under the age of 12, achieved transfusion independence as well as improvement in erythropoiesis and liver iron concentrations,” said Professor Franco Locatelli, MD, PhD, lead author and Director, Department of Pediatric Hematology/Oncology and Cell and Gene Therapy, IRCCS Ospedale Pediatrico Bambino Gesù, Rome, Italy. “These findings are further validated with long-term data being presented at ASH, which suggest that one-time gene therapy with beti-cel is potentially curative through achievement of transfusion independence and near normal hemoglobin levels.”

Adverse reactions considered related to beti-cel were few and consisted primarily of non-serious infusion-related reactions that occurred on the day of infusion (e.g., abdominal pain, hot flush, dyspnea, tachycardia and non-cardiac chest pain) and cytopenias (e.g. thrombocytopenia, leukopenia and neutropenia). Pain in extremity shortly after treatment was also documented. One of these adverse events (AE) was a serious adverse event (SAE) of thrombocytopenia considered possibly related to beti-cel and has resolved.

The majority of AEs and SAEs in the beti-cel clinical development program were unrelated to beti-cel and consistent with the known side effects of HSC collection and busulfan conditioning regimen (including several SAEs of veno-occlusive disease that resolved with treatment).

Updated Long-Term Efficacy & Safety Results (Long-term follow-up study, LTF-303)
After participating in and completing the two years of follow-up in any of the Phase 1/2 (HGB-204, HGB-205) or Phase 3 studies (HGB-207, HGB-212), patients treated with beti-cel were invited to enroll in a 13-year long-term follow-up study, LTF-303.

As of August 18, 2021, 57 of 63 beti-cel-treated patients across age groups and genotypes spanning a broad range of the most severe β0/β0 and non-β0/β0 genotypes were enrolled in LTF-303 (22 treated in Phase 1/2 studies, 35 treated in Phase 3 studies) with a median post-infusion follow-up of 41.5 months (min-max: 23-87.5). Twenty patients enrolled in LTF-303 have at least five years of follow-up.

Transfusion Independence (TI)
Of the 57 patients enrolled in LTF-303, 46 patients achieved TI: 15/22 (68%) patients treated in Phase 1/2 and 31/35 (89%) patients treated in Phase 3. All 46 patients who achieved TI maintained it through last follow-up in LTF-303, demonstrating the long-term durability of beti-cel.

Phase 1/2 patients had a median duration of ongoing TI of 65.9 months (min-max: 19.8-84.5) and Phase 3 patients had a median ongoing TI duration of 32 months (min-max: 18.2-49.1).

Weighted average Hb in patients who achieved TI reached normal or near-normal levels in the Phase 1/2 studies (10.3 g/dL; min-max: 9.1-13.2) and in the Phase 3 studies (11.6 g/dL; min-max: 9.5-13.7).

Iron Marker Stabilization
Patients who require regular blood transfusions need to reduce excess iron caused by chronic blood transfusions. For people living with beta-thal, iron can be removed from the body in several ways, including chelation (pharmacological removal).

Prior to beti-cel infusion, all patients were on iron chelation. Importantly, the majority of patients who achieved TI (n=46/57) that restarted iron chelation after infusion have since stopped (59%, 20/34); and 24% of those who achieved TI (11/46) were able to receive phlebotomy (blood removal), which is another method for iron reduction that is only possible for patients who have sufficient hemoglobin levels without RBC transfusions. This supports the potential for beti-cel to reduce the treatment burden associated with iron management.

A sub-analysis of iron status in LTF-303 included 16 patients who achieved TI and stopped chelation, with at least nine months of follow-up after discontinuation of chelation. The sub-analysis showed iron reduction in response to chelation and stabilization of iron markers after chelation was discontinued.

LTF-303 Safety
There were no deaths, no vector-derived replication-competent lentivirus, and no events of insertional oncogenesis or malignancy in LTF-303.

No drug-related AEs were reported. Serious AEs unrelated to beti-cel included infertility issues (gonadotropic insufficiency, ectopic pregnancy, fetal death as a result of a miscarriage), gallbladder disease (gall bladder wall thickening/polyp), cholelithiasis, infection and low white blood cell count in the setting of a wild-type HIV (bacteremia, neutropenia), and individual events of diabetic ketoacidosis, pulmonary embolism, and major depression. Pulmonary embolism occurred concurrently with diabetic ketoacidosis in a patient with a history of thromboembolic events. Each event was reported once.

Health-Related Quality of Life (HRQoL)
“People with β-thalassemia live with increased morbidity and mortality and reduced health-related quality of life compared with the general population,” said Dr. Colvin. “The mental, physical, and time demands of regular, lifelong red blood cell transfusions, as well as iron chelation and associated complications, take a heavy toll on patients’ functioning in all spheres of life, including their work or school and social lives.i The robust, long-term clinical data in the beti-cel development program enable us to observe the truly transformative difference in people’s lives that transfusion independence provides.”

Measures of HRQoL were evaluated in adult (≥18 years of age) and pediatric/adolescent (<18 years of age) patients who achieved TI following treatment with beti-cel in the Phase 3 HGB-207 and HGB-212 studies and who completed baseline and one post-baseline self-reported HRQoL assessment. HRQoL was assessed at baseline and at Months 6, 12, 18, and 24 after beti-cel infusion, using multiple validated quality-of-life instruments.

Improvements in HRQoL outcomes were observed among patients across age groups and across multiple domains of physical and psychological health.

Clinically relevant improvements were observed, as measured by PedsQL and SF-36 scores at Month 24. Patients with scores below the population norm at baseline experienced the most improvement.

Additional HQRoL data will be presented at ASH in a poster titled, Improvement in Health-Related Quality of Life Following Treatment with Betibeglogene Autotemcel in Patients with Transfusion-Dependent β-Thalassemia Enrolled in Phase 3 Studies, on Monday, December 13. Results from the long-term LTF-303 study will be presented in detail in an oral presentation titled, Restoring Iron Homeostasis in Patients who Achieved Transfusion Independence After Treatment with Betibeglogene Autotemcel Gene Therapy: Results from up to 7 Years of Follow-up, on Monday, December 13 at 11:00 a.m. ET.

About betibeglogene autotemcel (beti-cel)
betibeglogene autotemcel (beti-cel) (pronounced BEH tee cell) is a one-time gene therapy custom-designed to treat the underlying cause of β-thalassemia in patients who require regular red blood cell (RBC) transfusions. Beti-cel adds functional copies of a modified form of the β-globin gene (βA-T87Q-globin gene) into a patient’s own hematopoietic (blood) stem cells (HSCs) in order to correct the deficiency of adult hemoglobin that is the hallmark of β-thalassemia. Once a patient has the modified β-globin gene, they have the potential to produce beti-cel-derived adult hemoglobin (HbAT87Q) at levels that may eliminate the need for transfusions. In Phase 3 beti-cel studies 89% (31/35) of evaluable patients across ages and genotypes, including pediatric patients as young as four years of age and those with the most severe β0/β0 genotypes, achieved transfusion independence, which is defined as no longer needing RBC transfusions for at least 12 months while maintaining a weighted average Hb of at least 9 g/dL.

beti-cel is manufactured using the BB305 lentiviral vector (LVV), a third-generation, self-inactivating LVV that has been studied for more than a decade across two therapeutic areas.

Adverse reactions considered related to beti-cel consisted primarily of non-serious infusion-related reactions that occurred on the day of the infusion and cytopenias. One serious adverse event (SAE) of thrombocytopenia considered possibly related to beti-cel was reported and has resolved.

The majority of AEs and SAEs in the beti-cel clinical development program were considered to be unrelated to beti-cel by the Investigator and were consistent with known side effects of HSC collection and the bulsufan conditioning regimen.

The Phase 3 Northstar-2 (HGB-207) and Northstar-3 (HGB-212) studies evaluating beti-cel are ongoing; enrollment is complete, and all patients have been treated. bluebird bio is also conducting a long-term follow-up study, LTF-303, to monitor safety and efficacy for people who have participated in bluebird bio-sponsored beti-cel clinical studies through 15 years post treatment.

A biologics license application (BLA) for beti-cel is under priority review by the FDA. The agency has set a Prescription Drug User Fee Act (PDUFA) goal date of May 20, 2022.

About bluebird bio, Inc.
bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

With a dedicated focus on severe genetic diseases, bluebird has industry-leading clinical and research programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy and is advancing research to apply new technologies to these and other diseases. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

Founded in 2010, bluebird has the largest and deepest ex-vivo gene therapy data set in the world—setting the standard for industry. Today, bluebird continues to forge new paths, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

For more information, visit bluebirdbio.com or follow us on social media at  @bluebirdbio,  LinkedIn,  Instagram  and  YouTube.

bluebird bio is a trademark of bluebird bio, Inc.

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